Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

INDEMNIFICATION AGREEMENT
Amendment No. 1

THIS AMENDMENT NO. 1 (this “Amendment”) to the Excess Agreement as defined below is entered into, effective as of the inception date and time of the Additional D&O Policy as defined below (“First Amendment Effective Date”) by and between Michael J. Saylor (the “Indemnitor”) and MicroStrategy Incorporated, a Delaware corporation (the “Company”).

WHEREAS, the Indemnitor and the Company entered into an indemnification agreement (the “Excess Agreement”), effective as of June 24, 2022 (the “Initial Effective Date”), for $10 million in excess indemnity coverage payable after the exhaustion of $30 million in commercial D&O insurance coverage;

WHEREAS, the Company is entering into an agreement (the “Additional D&O Policy”) with insurance providers identified by insurance broker [***] for $10 million in Side A D&O insurance coverage in excess of $30 million in commercial D&O insurance coverage that was previously obtained by the Company, as reflected on the updated Exhibit A attached hereto;

WHEREAS, the Company and the Indemnitor wish to amend the terms of the coverage provided under the Excess Agreement so that the Indemnitor is only responsible for providing coverage for acts or omissions occurring between 12:01 a.m. on June 24, 2022 (the inception date and time of the Primary New D&O Policy and the Excess New D&O Policies) and the inception date and time of the Additional D&O Policy, as coverage for acts or omissions occurring after the inception date and time of the Additional D&O Policy will now be provided by the Additional D&O Policy; and

WHEREAS, the Company and its Board of Directors (the “Board”) believe it to be in the best interests of the Company and its stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the above premises and covenants herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Limitation on Claims Made. Pursuant to Section 7 of the Excess Agreement, the Excess Agreement is amended by mutual agreement of the Indemnitor and the Company with the approval of its Board of Directors.  Section 2(b) of the Excess Agreement is amended and restated to provide as follows:

“(b) Claims Made. Notwithstanding anything in this Agreement to the contrary, the Indemnitor shall only be liable under this Agreement to indemnify and make payments not advanced or indemnified by the Company in connection with Claims and Inquiries first made or commenced in the Term which arise from Wrongful Acts occurring upon or after the commencement of the Term but prior to the First Amendment Effective Date.  For the avoidance of doubt, Interrelated Wrongful

Acts related to a Wrongful Act that occurred prior to the Term shall not be considered Wrongful Acts upon or after the commencement of the Term.”

This amendment of the Excess Agreement extinguishes the obligations of both the Indemnitor and the Company for claims arising from Wrongful Acts asserted against an Indemnitee (as defined in the Excess Agreement) if such Wrongful Acts occur after the execution of this amendment.

2.Refund of Fee Paid. In connection with the amendment effected by Section 1, the Indemnitor shall refund to the Company a pro rata portion of the one-time fee of $600,000 previously paid by the Company in connection with the execution of the Excess Agreement based on a fraction, the numerator of which is the number of days from the Initial Effective Date to the First Amendment Effective Date and the denominator of which is 365 (the number of total days in the term of the Excess Agreement).

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date and time specified above.

MICROSTRATEGY INCORPORATED
a Delaware corporation

By:	/s/ Andrew Kang
Name:	Andrew Kang
Title:	SEVP & Chief Financial Officer

MICHAEL J. SAYLOR,
as Indemnitor

/s/ Michael J. Saylor
Michael J. Saylor

Exhibit A

Policy Structure

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